Exhibit 10.3

AMENDMENT NO. 2
TO
TRIUMPH GROUP, INC.
EXECUTIVE CHANGE IN CONTROL SEVERANCE PLAN

This Amendment No. 2 (this “Amendment”) amends the Triumph Group, Inc. Executive Change in Control Severance Plan, effective February 19, 2019 (the “CIC Plan”), effective June 9, 2020.

1.Amendment to the Band 6 Executives Severance Multiple. Section 3.2(b)(ii) of the CIC Plan, setting forth the cash severance multiple for Band 6 Executives (as defined in the CIC Plan), is hereby deleted in its entirety and replaced with the following:

“(ii) two (2) for Band 6 Executives; and”

2.Amendment to the Benefits Continuation Period.  Section 3.2(f)(ii) of the CIC Plan, setting forth the benefits continuation period for Band 6 Executives, is hereby deleted in its entirety and replaced with the following:

“(ii) twenty-four (24) months following the Executive’s Effective Date of Termination for Band 6 Executives; and”

3.Amendment to Exhibit B to the CIC Plan.  The table in Exhibit B to the CIC Plan, summarizing the severance benefits payable to the CEO, Band 6 Executives and Band 5 Executives under the CIC Plan, is hereby deleted in its entirety and replaced with the following:

	CEO	Band 6 Executives	Band 5 Executives
Salary/Bonus Severance
Base Salary	3.0x	2.0x	1.0x
Highest Annual Bonus[1]	3.0x	2.0x	1.0x
Current Year Bonus	Prorated @ target	Prorated @ target	Prorated @ target
Equity
Time-Based and Cash LTI	Full acceleration	Full acceleration	Full acceleration
Performance-Based	Full acceleration @ target	Full acceleration @ target	Full acceleration @ target
Other
Benefits Continuation	36 months	24 months	12 months
Outplacement	$50,000 stipend	$20,000 stipend	$5,000 stipend
401(k) Plan	Payment equal to 3.0x maximum annual company 401(k) contribution match	Payment equal to 2.0x maximum annual company 401(k) contribution match	Payment equal to 1.0x maximum annual company 401(k) contribution match

1 Highest Annual Bonus” means the higher of (i) an Executive’s average annual bonus earned in each of the last three completed annual performance periods; and (ii) the current target bonus opportunity in the fiscal year in which a Qualifying Termination occurs.

4.No Other Amendments. Except as amended as set forth in this Amendment, the CIC Plan remains in full force and effect.

5.Governing Law. This Amendment and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

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